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                                                                    EXHIBIT 23.4

                       CONSENT OF BEARD & COMPANY, INC.,
                              INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement of Science Applications International Corporation on Form S-3 of our report dated June 23, 1997 on our audit of the financial statements of the TransCore Retirement Savings Plan included in TransCore Retirement Savings Plan's Annual Report (Form 11-K) for the year ended December 31, 1996. We also consent to the reference to our Firm under the heading "Experts" in such Registration Statement.

/s/ BEARD & COMPANY, INC.

Harrisburg, Pennsylvania
October 2, 1997